                                                                      Exhibit 21


Name of Subsidiary                                                                                State of Formation
- ------------------                                                                                ------------------
Project Development Group, Inc.                                                                          PA

PDG, Inc.                                                                                                PA

PDG Environmental Services, Inc.                                                                         DE

Enviro-Tech Abatement Services Co.                                                                       NC

GeoLogic Recovery Systems (Partnership)                                                                  FL

PDG Remediation, Inc.                                                                                    PA

Geo Holding Company                                                                                      DE

PDG of Delaware, Inc.                                                                                    DE

DPI Energy, Inc.*                                                                                        PA

Asbestemps, Inc.*                                                                                        DE

Applied Environmental Technology, Inc.*                                                                  DE

Applied Consulting & Technical Services, Inc.*                                                           DE

*  Inactive subsidiaries